                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                     AMERICAN BANK NOTE HOLOGRAPHICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Date Filed:

        ------------------------------------------------------------------------

                            AMERICAN BANK NOTE LOGO

                     AMERICAN BANK NOTE HOLOGRAPHICS, INC.
                            399 EXECUTIVE BOULEVARD
                            ELMSFORD, NEW YORK 10523


                                          July 3, 2001


Dear Stockholder:

     You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday August 10, 2001 at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York 10604.

     At the meeting you will be asked to elect five directors to our board of directors, approve an increase in the number of authorized shares of our common stock, approve an increase in the number of shares under our 2000 Stock Incentive Plan and to ratify our appointment of Arthur Andersen LLP as our independent public accountants. In addition, we will be pleased to report on the affairs of American Bank Note Holographics, Inc. and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to personally greeting those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                          Very truly yours,

                                          /s/ Kenneth H. Traub




                                          Kenneth H. Traub
                                          President and Chief Executive Officer

                     AMERICAN BANK NOTE HOLOGRAPHICS, INC.

       ------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
       ------------------------------------------------------------------

                                          Elmsford, New York

                                          July 3, 2001


     Notice is hereby given that the Annual Meeting of Stockholders of American Bank Note Holographics, Inc. will be held at 10:00 a.m. on Friday August 10, 2001 at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York 10604 for the following purposes:

          (1) To elect a board of directors;

          (2) To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 shares to 40,000,000 shares;

          (3) To approve an amendment to increase the number of shares under our 2000 Stock Incentive Plan from 750,000 shares to 1,350,000 shares;

          (4) To ratify our selection of Arthur Andersen LLP as our independent public accountants for the fiscal year ending December 31, 2001; and

          (5) To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     The only outstanding voting securities of the Company are its shares of common stock, of which 17,388,720 shares were outstanding at the close of business on June 11, 2001. The outstanding shares of common stock include 365,000 shares of the total 1,460,000 shares that we are committed to issue as a result of the settlement of the class action litigation that had been filed against us. Stockholders of record at the close of business on June 28, 2001 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at our corporate headquarters at 399 Executive Boulevard, Elmsford, New York 10523.

     You are cordially invited to attend the meeting in person. If you are unable to attend the meeting in person please complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the meeting you may revoke your proxy and vote your shares in person.

                                          ALAN GOLDSTEIN





                                          Alan Goldstein

                                          Secretary

                     AMERICAN BANK NOTE HOLOGRAPHICS, INC.
                            399 EXECUTIVE BOULEVARD
                            ELMSFORD, NEW YORK 10523
                            ------------------------

                                PROXY STATEMENT
                            ------------------------


     This proxy statement contains information related to the annual meeting of stockholders of American Bank Note Holographics, Inc. ("ABNH") to be held at 10:00 a.m. on Friday August 10, 2001, at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York 10604 and at any postponements or adjournments thereof. We are mailing copies of this proxy statement, the attached notice of annual meeting of stockholders and the enclosed proxy card, starting on or about July 3, 2001.


                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE MEETING?

     At ABNH's annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, approval of an increase in the number of authorized shares of our common stock, approval of an increase in the number of shares under our 2000 Stock Incentive Plan and approval of our appointment of Arthur Andersen LLP as our independent public accountants. In addition, the management of ABNH will report on the performance of ABNH during fiscal 2000 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only stockholders of record at the close of business on the record date, June 28, 2001, are entitled to receive notice of and to vote at the annual meeting.

WHAT ARE THE VOTING RIGHTS OF ABNH STOCKHOLDERS?

     Each stockholder is entitled to cast one vote for each share of common stock that he or she held as of the record date on each matter to be voted upon at the meeting or any postponements or adjournments of the meeting.

WHAT CONSTITUTES A QUORUM?

     In order to carry on the business of the meeting, there must be a quorum. This means at least a majority of the outstanding shares eligible to vote on the record date must be represented at the meeting, either by proxy or in person. As of the record date, 17,388,720 shares of our common stock were outstanding, which includes 365,000 shares of the total 1,460,000 shares we are committed to issue as a result of the settlement of the class action litigation that had been filed against us. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     You may vote in person at the meeting or by using the enclosed proxy card. The board of directors recommends that you vote by proxy even if you plan to attend the meeting. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

HOW DO PROXIES WORK?

     The board of directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the annual meeting in the manner you direct. You may vote for all, some, or none of our board of director candidates. You may also vote for or against an amendment to our Amended and Restated Certificate of Incorporation, an amendment to our 2000 Stock Incentive Plan and ratification of our selection of Arthur Andersen LLP as our independent public accountants.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the secretary of ABNH either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD OF DIRECTOR'S RECOMMENDATIONS?


     If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees, an amendment to our Amended and Restated Certificate of Incorporation, an amendment to increase the number of shares under our 2000 Stock Incentive Plan and ratification of Arthur Andersen LLP as our independent public accountants. If any other matters are properly presented for consideration at the meeting, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent on those matters as recommended by the board of directors. If the board does not make a recommendation, then they will vote in accordance with their best judgment. In summary, the board of directors recommends a vote:


     - For the election of the nominated directors;

     - For the approval of an amendment to our Amended and Restated Certificate of Incorporation, to increase the number of authorized shares of common stock from 30,000,000 shares to 40,000,000 shares;

     - For the approval of an amendment to increase the number of shares under our 2000 Stock Incentive Plan from 750,000 shares to 1,350,000 shares; and

     - For the ratification of Arthur Andersen LLP as our independent public accountants.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The affirmative vote of a plurality of votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not there is a quorum present.

     OTHER ITEMS. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Therefore, any abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHO IS SOLICITING THESE PROXIES?

     The board of directors of ABNH is soliciting the execution and return of the enclosed proxy card for the purposes set forth in the notice of meeting. We will bear the costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, telefax, personal interviews and other methods of communication. Although we have no present plans to hire paid solicitors to assist us in obtaining proxies, we may do so if we determine it will be helpful in obtaining stockholder approval of the matters to be voted upon at the meeting. We will pay all the fees and expenses of any firm engaged by us.

     STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID UNNECESSARY EXPENSE, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

WHO ARE THE LARGEST OWNERS OF ABNH COMMON STOCK?

     As of June 11, 2001 and except as set forth below, ABNH does not know of any single person or group that is the beneficial owner of more than 5% of our common stock.

                                                            AMOUNT AND NATURE OF     PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP    COMMON STOCK(1)
------------------------------------                        --------------------    ---------------
Crane & Co., Inc. ........................................       3,387,720               18.3%
  30 South Street
  Dalton, MA 01226
Libra Advisors, LLC.......................................       1,856,000               10.0%
  277 Park Avenue
  New York, NY 10172(2)

---------------
(1) Based on the number of shares outstanding at June 11, 2001.

(2) The information provided is based solely on a Schedule 13G, as amended, filed with the SEC on May 26, 2000. Libra Advisors, LLC, the general partner of Libra Fund, L.P., owns 1,821,000 shares of common stock. Libra Advisors LLC is also the investment adviser of an offshore fund that owns 35,000 shares of our common stock. Libra Advisors, LLC has the power to vote and to direct the voting of and the power to dispose and direct the disposition of these 1,856,000 shares. Ranjon Tandon is the sole voting member and manager of Libra Advisors, LLC and may be deemed to have the power to vote and to direct the voting of and the power to dispose and direct the disposition of the 1,856,000 shares of common stock beneficially owned by Libra Advisors, LLC.

HOW MUCH COMMON STOCK DO THE DIRECTORS AND EXECUTIVE OFFICERS OF ABNH OWN?

                                             AGGREGATE NUMBER OF       ACQUIRABLE WITHIN     PERCENTAGE OF
NAME                                      SHARES BENEFICIALLY OWNED       60 DAYS(1)        COMMON STOCK(2)
----                                      -------------------------    -----------------    ---------------
Kenneth H. Traub........................            341,666                 341,666               1.8%
Salvatore F. D'Amato....................            170,750                 168,750             *
Russell LaCoste.........................             99,333                  95,833             *
Alan Goldstein..........................             86,000                  86,000             *
Stephen A. Benton.......................             24,000                  20,000             *
Fred J. Levin...........................             31,200                   5,000             *
Douglas A. Crane(3).....................          3,393,520                   5,000              18.4%
All directors and executive officers as
  a group (7 persons)...................          4,146,469                 722,249              21.6%

---------------
 * Represents less than 1% of our outstanding common stock

(1) Reflects the number of shares that could be purchased by exercise of options outstanding at June 11, 2001 or within 60 days thereafter.

(2) Based on the number of shares outstanding at June 11, 2001.

(3) Consists of 800 shares owned by Mr. Crane and 3,387,720 shares owned by Crane & Co., Inc., a privately owned corporation that Mr. Crane and his family own. Mr. Crane may be deemed the beneficial owner of the shares held by Crane & Co., Inc.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

     At the annual meeting, stockholders will be asked to elect five directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. All five current directors have been nominated for reelection at the meeting for one-year terms. Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting.

     Should one or more of these nominees be unable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for such other persons as the board of directors may recommend. The board of directors has no present knowledge that any of the persons named will be unavailable to serve.

     The directors standing for election are:

                                          YEAR FIRST                   PRINCIPAL OCCUPATION
DIRECTOR                         AGE    BECAME DIRECTOR             DURING THE PAST FIVE YEARS
--------                         ---    ---------------             --------------------------
Kenneth H.Traub................  40          1999          Kenneth H. Traub has served as our President
                                                           and Chief Executive Officer since March 2000
                                                           and as a director since April 1999. From
                                                           February 1999 through March 2000, Mr. Traub
                                                           served as our President and Chief Operating
                                                           Officer, and from January 1999 to February
                                                           1999 he served as our consultant.
                                                           Previously, Mr. Traub co-founded Voxware,
                                                           Inc., a developer of digital speech
                                                           processing technologies, and served on its
                                                           board of directors from February 1995 to
                                                           January 1998 and as its Executive Vice
                                                           President, Chief Financial Officer and
                                                           secretary from February 1995 to April 1998.
                                                           Prior to February 1995, Mr. Traub was Vice
                                                           President of Trans-Resources, Inc., a
                                                           diversified multinational holding company.
                                                           Mr. Traub holds a MBA from the Harvard
                                                           Graduate School of Business Administration
                                                           and a BA from Emory University.
Salvatore F. D'Amato...........  72          1999          Salvatore F. D'Amato has served as our
                                                           Chairman of the Board of Directors since
                                                           April 1999 and as a director since March
                                                           1999. He was also our Chairman of the Board
                                                           of Directors and President from 1983 to 1990
                                                           and was a consultant for us from time to
                                                           time between 1990 and April 1999. Mr.
                                                           D'Amato was President and a director of
                                                           American Banknote Corporation, our former
                                                           parent corporation, from 1977 to 1983. Prior
                                                           to 1977 he served as Vice President,
                                                           Engineering and Senior Vice President,
                                                           Operations with American Banknote
                                                           Corporation. Mr. D'Amato holds a Masters
                                                           degree in Engineering from Columbia
                                                           University.
Stephen A. Benton..............  59          1998          Stephen A. Benton has served as a director
                                                           since July 1998. Dr. Benton is the founding
                                                           head of the Spatial Imaging Group at the
                                                           Massachusetts Institute of Technology, where
                                                           he has been a

                                          YEAR FIRST                   PRINCIPAL OCCUPATION
DIRECTOR                         AGE    BECAME DIRECTOR             DURING THE PAST FIVE YEARS
--------                         ---    ---------------             --------------------------
                                                           faculty member since 1982. He is a fellow of
                                                           the Optical Society of America and the
                                                           Society for Imaging Science and Technology.
                                                           Dr. Benton holds a Ph.D. in Applied Physics
                                                           from Harvard University.
Fred J. Levin..................  38          2000          Fred J. Levin has served as a director since
                                                           February 2000. Mr. Levin has been the
                                                           President of the Concord Watch Division of
                                                           Movado Group, Inc., a manufacturer and
                                                           marketer of watches, since March 1998. Mr.
                                                           Levin also served with Movado Group, Inc. as
                                                           Senior Vice President, International from
                                                           April 1995 to February 1998 and as Vice
                                                           President, Distribution from February 1994
                                                           to March 1995. Prior to February 1994, Mr.
                                                           Levin was a management consultant with
                                                           McKinsey & Company. Mr. Levin holds a BS in
                                                           Industrial Engineering from Northwestern
                                                           University and a MBA from the Harvard
                                                           Graduate School of Business Administration.
Douglas A. Crane...............  41          2000          Douglas A. Crane has served as a director
                                                           since June 2000. Mr. Crane has been the
                                                           Manager of Corporate Strategic Planning for
                                                           Crane & Co., Inc. a manufacturer of paper
                                                           products, since 1998. Mr. Crane also served
                                                           with Crane & Co., Inc. as Manager of
                                                           Manufacturing Technology from 1995 to 1998,
                                                           and as Production Manager, Project Engineer
                                                           from 1990 to 1995. Mr. Crane holds a BS in
                                                           Biomedical Engineering/ Materials Science
                                                           from Brown University, a MS in Paper
                                                           Chemistry from the Institute of Paper
                                                           Science and Technology and a MBA from the
                                                           Massachusetts Institute of Technology. We
                                                           appointed Mr. Crane as a director as part of
                                                           an agreement that we entered into with Crane
                                                           & Co., Inc. on June 29, 2000.

VOTE REQUIRED

     The five nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as our directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

                             OUR EXECUTIVE OFFICERS

     Our executive officers, and their ages and positions, are:

NAME                                   AGE                           POSITION
----                                   ---                           --------
Kenneth H. Traub.....................   40   President, Chief Executive Officer and director*
Salvatore F. D'Amato.................   72   Chairman of the Board of Directors*
Russell LaCoste......................   50   Executive Vice President, Sales and Marketing
Alan Goldstein.......................   54   Vice President and Chief Financial Officer

---------------
* See biography above.

     RUSSELL LACOSTE has served as our Executive Vice President, Sales and Marketing since October 1999. He also served as our Vice President, Sales and Marketing from 1984 to 1992. Mr. LaCoste was Vice President of Sales and Marketing of Kurz Transfer Products, a manufacturer of specialty printing products, from September 1995 to October 1999. From 1992 to September 1995, he was President of Optigraphics Corporation, a specialty printer. Mr. LaCoste holds a BS in Marketing from the University of Vermont and a MBA from the University of Bridgeport.

     ALAN GOLDSTEIN has served as our Vice President and Chief Financial Officer since April 1999. Mr. Goldstein served as our consultant from February 1999 through April 1999. Mr. Goldstein was Vice President and Chief Accounting Officer of Complete Management, Inc., a physician management company, from June 1997 to July 1998, and Vice President and Chief Financial Officer of RF International, Inc., a multinational transportation services holding company from July 1994 to December 1996. During other periods Mr. Goldstein acted as an independent consultant. Mr. Goldstein holds a BS in Business Administration from Boston University and a MS in Accounting from Long Island University. Mr. Goldstein is a Certified Public Accountant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based upon a review of the filings with the Securities and Exchange Commission and written representations from our executive officers and directors and persons who beneficially own more than ten percent of our common stock, we believe that the reporting requirements of Section 16 applicable to our executive officers and directors, and persons who beneficially own more than ten percent of our common stock during fiscal 2000 were complied with on a timely basis, except that a report on Form 3 was not timely filed for Fred Levin and Douglas Crane, each of whom became an officer of ABNH in 2000. These events have been subsequently reported.

                             EXECUTIVE COMPENSATION

     The following table provides information concerning all cash and non-cash compensation paid, awarded or earned during 1998, 1999 and 2000 for each individual who served as our chief executive officer or in a similar capacity during 2000 and the next three most highly compensated executive officers during 2000.

                           SUMMARY COMPENSATION TABLE


                                                                                      LONG-TERM
                                                    ANNUAL COMPENSATION              COMPENSATION
                                           --------------------------------------    ------------
                                                                                      SHARES OF
                                                                      OTHER          COMMON STOCK
                                                                      ANNUAL          UNDERLYING
                                           SALARY      BONUS     COMPENSATION(1)       OPTIONS
NAME                               YEAR      ($)        ($)            ($)               (#)
----                               ----    -------    -------    ----------------    ------------
Kenneth H. Traub(2)..............  1998         --         --             --                --
  President and Chief              1999    253,846    150,000          6,280           350,000
  Executive Officer                2000    295,449    150,000          9,600           425,000
Salvatore F. D'Amato(3)..........  1998         --         --             --                --
  Chairman of the Board            1999    100,100     40,000         54,990           175,000
                                   2000    177,458     70,000         13,380           150,000
Russell LaCoste(4)...............  1998         --         --             --                --
  Executive Vice President         1999     51,202     10,000          1,800           150,000
                                   2000    225,000     35,000          9,000            25,000
Alan Goldstein(5)................  1998         --         --             --                --
  Chief Financial Officer          1999    112,718     45,000          4,656           100,000
                                   2000    167,083     50,000          5,868            73,000


---------------
(1) Other annual compensation in 1999 for Mr. D'Amato consisted of $6,690 for the use of an automobile paid for by us and $48,300 that he received from us for his work as a consultant prior to becoming an employee. Other annual compensation in 2000 for Mr. D'Amato and 1999 and 2000 for Messrs. Traub, LaCoste and Goldstein consisted of the use of automobiles paid for by us.

(2) Mr. Traub has served as President and Chief Executive Officer since March 2000. He served as President and Chief Operating Officer from February 1999 to March 2000.

(3) Mr. D'Amato has served as Chairman of the Board of Directors since April
    1999.

(4) Mr. LaCoste has served as Executive Vice President, Sales and Marketing since October 1999.

(5) Mr. Goldstein has served as Vice President and Chief Financial Officer since April 1999.

                                 STOCK OPTIONS

     The following table sets forth certain summary information concerning individual grants of stock options made during the year ended December 31, 2000 to each of our executive officers named in the Summary Compensation Table.

                             OPTION GRANTS IN 2000

                                            INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                          ------------------------------------------------------       VALUE AT ASSUMED
                          SHARES OF                                                 ANNUAL RATES OF STOCK
                            COMMON       PERCENT OF                                   PRICE APPRECIATION
                            STOCK       TOTAL OPTIONS                                  FOR OPTION TERM
                          UNDERLYING     GRANTED TO      EXERCISE                   ----------------------
                           OPTIONS      EMPLOYEES IN       PRICE      EXPIRATION       5%           10%
NAME                         (#)            2000         ($/SHARE)       DATE          ($)          ($)
----                      ----------    -------------    ---------    ----------    ---------    ---------
Kenneth H. Traub(1).....   175,000          15.4          2.03125      08/10/10      223,552      566,526
                           250,000          22.0          1.93750      12/14/10      304,621      771,969
Salvatore F.
  D'Amato(2)............    75,000           6.6          2.03125      08/10/10       95,808      242,797
                            75,000           6.6          1.93750      12/14/10       91,386      231,591
Russell LaCoste(3)......    25,000           2.2          2.03125      08/10/10       31,936       80,932
Alan Goldstein(4).......    33,000           2.9          2.03125      08/10/10       42,156      106,831
                            40,000           3.5          1.93750      12/14/10       48,739      123,515

---------------
(1) Mr. Traub has served as President and Chief Executive Officer since March 2000. He served as President and Chief Operating Officer from February 1999 to March 2000.

(2) Mr. D'Amato has served as Chairman of the Board of Directors since April
    1999.

(3) Mr. LaCoste has served as Executive Vice President Sales and Marketing since October 1999.

(4) Mr. Goldstein has served as Vice President and Chief Financial Officer since April 1999.

     The following table sets forth at December 31, 2000 the number of options and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table:

                         2000 YEAR-END OPTION VALUES(1)

                                                      SHARES OF                  VALUE OF UNEXERCISED
                                               COMMON STOCK UNDERLYING           IN-THE-MONEY OPTIONS
                                                 UNEXERCISED OPTIONS             AT DECEMBER 31, 2000
                                                         (#)                            ($)(2)
                                             ----------------------------    ----------------------------
NAME                                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                         -----------    -------------    -----------    -------------
Kenneth H. Traub...........................    195,833         579,167          --              --
Salvatore F. D'Amato.......................     87,500         237,500          --              --
Russell LaCoste............................     50,000         125,000          --              --
Alan Goldstein.............................     50,000         123,000          --              --

---------------
(1) No options were exercised during the year ended December 31, 2000.

(2) Based on the difference between $1.31, which was the closing price per share on December 31, 2000, and the exercise price per share of the options.

STOCK INCENTIVE PLANS

     On August 4, 2000, we adopted the American Bank Note Holographics, Inc. 2000 Stock Incentive Plan (the "2000 Plan"), which was subsequently approved by our stockholders at our annual meeting on September 12, 2000. Subsequent to the date of our IPO, we adopted the 1998 Stock Incentive Plan (as amended, the "1998 Plan", and collectively with the 2000 Plan, the "Plans"). The Plans were adopted for the purpose of granting various stock incentives to officers, directors, employees and consultants of ABNH. The board of directors (or a committee appointed by the board of directors) has discretionary authority, subject to certain restrictions, to administer the Plans. The total number of shares reserved for issuance under the Plans are 2,613,000 shares of common stock. Options to purchase 2,319,500 shares of common stock were outstanding under the Plans at June 11, 2001. Options to purchase an additional 165,000 shares of common stock were outstanding outside the Plans at June 11, 2001. The exercise price of options granted under the Plans may not be less than 100% of the fair market value of the common stock on the date such option was granted. Options granted under the Plans generally become vested and exercisable for up to 33 1/3% of the total optioned shares upon each succeeding anniversary of the date of grant. Generally, the unexercised portion of any option automatically terminates upon the termination of the optionee's employment with us, unless otherwise determined by the board of directors; provided however, that any extension shall not extend beyond the expiration of the option, generally ten years. Upon a change in control, outstanding options will generally become fully vested.

     We filed a registration statement on May 24, 2001, on Form S-8 under the Securities Act of 1933, as amended, to register all shares of common stock issuable under the 1998 Stock Incentive Plan, as amended, the 2000 Stock Incentive Plan and the 165,000 options granted outside the Plans.

WHAT COMMITTEES HAS THE BOARD OF DIRECTORS ESTABLISHED?

     The board of directors has established an Audit Committee and a Compensation Committee.

     The Audit Committee recommends to the board of directors the appointment of our independent auditors. The Audit Committee also discusses and reviews, with our independent auditors, the scope and results of the annual audit. The Audit Committee is currently composed of Messrs. Benton, Levin and Crane who are independent directors. During 2000, our Audit Committee met five times.

     The Compensation Committee advises our board of directors on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Compensation Committee is also responsible for the administration of the Company's 1998 Stock Incentive Plan and 2000 Stock Incentive Plan. The Compensation Committee is currently composed of Messrs. Benton, Levin and Crane. During 2000, our Compensation Committee met one time.

HOW OFTEN DID THE BOARD OF DIRECTORS MEET DURING FISCAL 2000?

     During the fiscal year ended December 31, 2000, our board of directors met nine times. Each director attended at least 75% of the meetings of the board of directors when he was a director.

HOW ARE DIRECTORS COMPENSATED?

     During 2000, each member of the board of directors who is not an employee of ABNH received annual compensation of $12,000 for serving on the board of directors. Each of these directors also received $1,000 for each board meeting attended in person, $500 for each telephonic board meeting attended and $500 for each committee meeting attended. We also will reimburse these directors for any expenses they incur in attending board or committee meetings. Upon their initial election to the board of directors, each non-employee board member will be granted options to purchase 25,000 shares of our common stock. These options are exercisable at the fair market value of the common stock at the date of grant. These options become vested and exercisable for up to 20% of the total option shares upon the first anniversary of the grant of the options and for an additional 20% of the total option shares upon each succeeding anniversary until the option is fully exercisable at the end of the fifth year.

               COMPENSATION REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation Committee of the board of directors advises our board of directors on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Compensation Committee is also responsible for the administration of the Company's Stock Incentive Plans.

     This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

HOW IS ABNH'S CHIEF EXECUTIVE OFFICER COMPENSATED?

     The Compensation Committee reviews the compensation arrangements for the Company's chief executive officer annually, typically in the first quarter of the fiscal year.

     In determining Mr. Traub's total compensation for fiscal 2000, the Compensation Committee considered the terms of his employment agreement, his length of service with us as chief executive officer, our financial performance during the preceding year, future objectives and challenges for us, and Mr. Traub's individual performance and contributions to us. The Compensation Committee also considered competitive data regarding salaries and incentives awarded to other chief executives in our industry and at our competitors, among other things. In making its compensation decisions with respect to Mr. Traub, the Compensation Committee exercised its discretion and judgment based on the above factors, and no specific formula was applied to determine the weight of each factor.

     The Compensation Committee believes that Mr. Traub has provided strong leadership particularly during a very challenging period for the Company. The Compensation Committee also believes Mr. Traub has been instrumental in improving our capital structure, negotiating key partnerships and business relationships, finalizing the settlement of the class action litigation that had been filed against us, rebuilding our management team, reestablishing our reputation in our industry, improving our corporate culture and launching several new products to support our future growth plans.

     Further, the Compensation Committee believes that a significant portion of the target compensation for the chief executive officer should be represented by incentive, performance-based compensation--payable upon the discretion of our board of directors. In fiscal 2000, Mr. Traub was awarded bonuses of $150,000 based on his achievements noted above.

     In accordance with the terms of our employment agreement with Mr. Traub (described below under "Certain Relationships and Related Transactions"), Mr. Traub's base compensation for fiscal 2000 was $295,449. In addition to his base salary, Mr. Traub was awarded a total of 425,000 options under the Company's Plans.

WHAT IS ABNH'S GENERAL COMPENSATION POLICY FOR EXECUTIVE OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER?

     The fundamental policy of the Compensation Committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon our performance as well as upon each executive officer's own level of performance. Therefore, the compensation package for each executive officer is comprised of three different elements: (1) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (2) cash bonuses which reflect the achievement of performance objectives and goals; and (3) long-term stock-based incentive awards which strengthen the mutuality of interest between the executive officers and our stockholders.

     FACTORS. The principal factors that the Compensation Committee, and prior to its formation, the board of directors considered with respect to each executive officer's compensation for fiscal 2000 are summarized below. The Compensation Committee may, however, in its discretion, apply entirely different factors for executive compensation in future years.

     - BASE SALARY. The base salary for each executive officer is specified in his respective employment agreement and was determined on the basis of the following factors: experience, expected personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differed from individual to individual, as the Compensation Committee and the board of directors believed appropriate.

     - BONUS. Bonus represents the variable component of the executive compensation program that is tied to our performance and individual achievement. Our policy is to base a significant portion of our executive officer's cash compensation on bonus. In determining bonuses, the Compensation Committee considers factors such as relative performance of ABNH during the year and the individual's contribution to our performance, the need to attract, retain and motivate high quality executives as well as the degree to which the executive officer met or exceeded certain objectives established for him.

     - LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage ABNH from the perspective of an owner with an equity stake. Each option grant allows the individual to acquire shares of our common stock at a fixed price per share over a specified period of time up to ten years. Each option generally becomes exercisable in installments over a three-year period. Therefore, the option grant will provide a return to the executive officer only if the executive officer remains employed by ABNH during the vesting period, and then only if the market price of the underlying shares appreciates. The number of shares subject to each option grant is set at a level intended to create meaningful opportunity for appreciation based on the executive officer's current position with ABNH, the size of comparable awards made to individuals in similar positions within the industry and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of our executive officers. Options to acquire an aggregate of 673,000 shares of our common stock were granted to executive officers in fiscal 2000.

HOW IS ABNH ADDRESSING INTERNAL REVENUE CODE LIMITS ON THE DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the chief executive officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through December 31, 2000, this provision has not limited our ability to deduct executive compensation, but the Compensation Committee will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation.

     We believe that our compensation philosophy of paying our executive officers with competitive salaries, cash bonuses and long-term incentives, as described in this report, serves the best interest of ABNH and its stockholders.

                                          THE COMPENSATION COMMITTEE
                                          Stephen A. Benton
                                          Fred J. Levin
                                          Douglas A. Crane

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of our Compensation Committee is or has been an officer or employee of the Company. No interlocking relationships exist between the board of directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No executive officer or director of the Company serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's board of directors or Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AGREEMENTS

     We entered into an employment agreement with Kenneth Traub in February 1999 for an initial term of one year. As amended, the agreement provides for an annual base salary of $300,000, to be increased by not less than 3% per year upon renewal. In addition, Mr. Traub is eligible to receive bonuses at the discretion of our board of directors, including a target bonus of $25,000 per quarter. The quarterly bonus is required to be paid unless the board of directors determine otherwise based on certain factors. Also in connection with the agreement, we granted to Mr. Traub options to purchase up to 250,000 shares of our common stock at an exercise price of $1.75 per share. In May 1999, Mr. Traub was granted additional options to purchase up to 100,000 shares of our common stock at an exercise price of $2.50 per share. In August 2000 and December 2000, Mr. Traub was granted additional options to purchase up to 175,000 shares of our common stock at an exercise price of $2.03125 and 250,000 shares of our common stock at an exercise price of $1.9375, respectively. In the event of Mr. Traub's termination for any reason other than for cause, as defined in the agreement, or in the event of his resignation for good reason, as defined in the agreement, (1) we are required to pay him his salary then in effect with any bonus which may have been accrued or which otherwise would have been granted by the board of directors to him for a period of two years following such termination, (2) we are required to continue any benefits to Mr. Traub and (3) all unvested options to purchase common stock granted under the Plans to him will vest immediately. Upon termination of Mr. Traub's employment following a change of control, or Mr. Traub's resignation for a good reason, as defined in the agreement, following a change in control, we are required to pay him as severance an amount equal to twice his annual salary and bonus then in effect if such termination or resignation is within one year of such change of control and an amount equal to three times his salary and bonus then in effect if such termination or resignation is more than one year after such change of control. In connection with his employment agreement, Mr. Traub agreed not to compete with us during his term of employment and for one year thereafter.

     We entered into an employment agreement with Salvatore F. D'Amato in April 1999 for an initial term of two years. As amended, the agreement provides for a base salary of $180,000 per year. In addition, Mr. D'Amato is eligible to receive bonuses at the discretion of our board of directors, including a target bonus of $10,000 per quarter. The quarterly bonus is required to be paid unless the board of directors determines otherwise based on certain factors. In connection with the agreement, we granted to Mr. D'Amato options to purchase up to 175,000 shares of our common stock at an exercise price of $2.50 per share. In August 2000, and December 2000 Mr. D'Amato was granted additional options to purchase up to 75,000 shares of our common stock at an exercise price of $2.03125 and 75,000 shares of our common stock at an exercise price of $1.9375, respectively. In the event of Mr. D'Amato's termination for any reason other than for cause, as defined in the agreement, or in the event of his resignation for good reason, as defined in the agreement, we are required to continue to pay his salary then in effect, together with any bonus that may have accrued, for the remainder of his employment term. Upon termination of Mr. D'Amato's employment following a change of control, or Mr. D'Amato's resignation for good reason within one year of a change of control, we are required to pay him an amount equal to his annual salary and bonus. In connection with his employment agreement, Mr. D'Amato agreed not to compete with us during his term of employment and for one year thereafter.

     We entered into an employment agreement with Russell LaCoste in September 1999. The agreement provides for a base salary of $225,000 per year. In addition, Mr. LaCoste is eligible to receive bonuses at the discretion of our board of directors, including a target bonus of $10,000 per quarter. In connection with the agreement, we granted to Mr. LaCoste options to purchase up to 150,000 shares of our common stock at an exercise price of $2.88 per share. In August of 2000, Mr. LaCoste was granted additional options to purchase up to 25,000 shares of our common stock at an exercise price of $2.03125. In the event of Mr. LaCoste's termination for any reason other than for cause, as defined in the agreement, we are required to continue to pay him his salary then in effect for a period of three months following such termination. Upon termination of Mr. LaCoste's employment within three months before or after a change of control, we are required to pay him an amount equal to $250,000.

     We entered into an employment agreement with Alan Goldstein in April 1999 for an initial term of one year. As amended, the agreement provides for an annual base salary of $170,000, to be increased by not less than 3% per year upon renewal. In addition, Mr. Goldstein is eligible to receive bonuses at the discretion of our board of directors, including a target bonus of $10,000 per quarter. In connection with the agreement, we granted to Mr. Goldstein options to purchase up to 100,000 shares of our common stock at an exercise price of $2.50 per share. In August 2000 and December 2000, Mr. Goldstein was granted additional options to purchase up to 33,000 shares of our common stock at an exercise price of $2.03125 and 40,000 shares of our common stock at an exercise price of $1.9375, respectively. In the event of Mr. Goldstein's termination for any reason other than for cause, as defined in the agreement, or in the event of his resignation for good reason, as defined in the agreement, (1) we are required to pay him his salary then in effect with any bonus which may have been accrued or which otherwise would have been granted by the board to him for a period of six months following such termination or resignation for good reason,
(2) we are required to continue any benefits to Mr. Goldstein and (3) all unvested options to purchase common stock granted under the Plans to him will vest immediately. Upon termination of Mr. Goldstein's employment following a change of control, or Mr. Goldstein's resignation for a good reason, as defined in the agreement, following a change in control, we are required to pay him as severance an amount equal to nine months of his salary then in effect. In connection with his employment agreement, Mr. Goldstein agreed not to compete with us during his term of employment and for one year thereafter.

                             AUDIT COMMITTEE REPORT


     The Audit Committee of our board of directors reviews the financial reporting process, the system of internal control, the audit process and our process for monitoring compliance with laws and regulations. All of our Audit Committee members satisfy the definition of independent director as established in the National Association of Securities Dealers Listing Standards. Our board of directors adopted a written charter for our Audit Committee on August 4, 2000. The charter was attached as an appendix to our proxy statement related to our 2000 annual meeting of stockholders. The 2000 proxy statement was filed with the SEC on August 11, 2000, copies of which are available from the Secretary of ABNH upon written request, or at the website maintained by the SEC at www.sec.gov.


     Our Audit Committee reviewed our financial statements with our board of directors and discussed with Arthur Andersen LLP, our independent public accountants during the 2000 fiscal year, the matters required to be discussed by Statement of Auditing Standard No. 61. Our Audit Committee received from Arthur Andersen LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. After reviewing and discussing the financial statements our Audit Committee recommended that they be included in our annual report on Form 10-K for the year ended December 31, 2000.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that ABNH specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                          THE AUDIT COMMITTEE
                                          Fred J. Levin, Chairman, Audit
                                          Committee
                                          Stephen A. Benton
                                          Douglas A. Crane

                  FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

     Our independent public accountants, Arthur Andersen LLP, were paid for audit fees only. Our previous independent auditors, Deloitte & Touche LLP, were paid for audit fees and other fees.

FEES                                                           AMOUNT
----                                                          --------
Audit Fees..................................................  $282,000
Financial Information, System Design and Implementation
  Fees......................................................         0
All Other Fees..............................................   142,000
                                                              --------
Total Fees for the Year Ended December 31, 2000.............  $424,000
                                                              ========

     The Audit Committee concluded that provision of these services is compatible with maintaining the principal accountants' independence.

         PROPOSAL NO. 2 -- APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF
                AUTHORIZED SHARES FROM 30,000,000 TO 40,000,000

     The board of directors has approved and recommends that the stockholders approve an amendment to Article IV of our Amended and Restated Certificate of Incorporation (the "Charter"), to increase the number of authorized shares of the common stock from 30,000,000 shares to 40,000,000 shares. Of the 30,000,000 shares of common stock presently authorized, 17,388,720 shares have been issued and are outstanding as of June 11, 2001.

     The board of directors has proposed this increase in the authorized number of shares of common stock and recommends its adoption in order to provide us with greater flexibility to issue common stock for appropriate corporate purposes. The purposes for which such additional authorized stock could be issued include but are not limited to the funding of our capital needs and corporate growth, the acquisition of desirable businesses, the exercise of stock options granted to attract and retain employees and for stock splits and stock dividends. If Proposal No. 2 is not adopted, our ability to finance our future capital needs and to pursue appropriate acquisitions and corporate opportunities may be limited.

     The board of directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted. Like the presently authorized but unissued shares of our common stock, the additional shares of common stock will be available without further action by the stockholders unless such action is required by applicable law or by the rules of any applicable stock exchange or market. Stockholders do not have preemptive rights with respect to the authorization of additional shares of common stock. Except in certain cases such as a stock dividend, the issuance of additional shares of common stock would have the effect of diluting the voting powers of existing stockholders. We have no arrangements, commitments or understandings with respect to the sale or issuance of any additional shares of common stock, except in connection with the options outstanding or to be granted under our Stock Incentive Plans, in connection with the Stock Purchase Agreement with Crane & Co., Inc. ("Crane"), pursuant to which Crane has the right to purchase the proportionate share of certain new issuances of our securities as described in the agreement, and with respect to the shares of common stock and warrants to be issued or granted in connection with the settlement of the class action litigation filed against us.

     ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE FOLLOWING RESOLUTION:

     RESOLVED, THAT THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION BE AMENDED TO AUTHORIZE THE ISSUANCE OF UP TO FORTY MILLION (40,000,000) SHARES OF COMMON STOCK, SO THAT THE FIRST SENTENCE OF ARTICLE IV OF THE CORPORATION'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION BE AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

        "THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS FORTY FIVE MILLION (45,000,000) SHARES, CONSISTING OF FORTY MILLION (40,000,000) SHARES OF COMMON STOCK WITH THE PAR VALUE OF $.01 PER SHARE (THE "COMMON STOCK") AND FIVE MILLION (5,000,000) SHARES OF PREFERRED STOCK WITH A PAR VALUE OF $.01 PER SHARE (THE "PREFERRED STOCK")."

     Although not a factor in the board of directors' decision to propose the amendment, one of the effects of the amendment to the Charter may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company, since the issuance of these additional shares of common stock could be used to dilute the stock ownership of persons seeking to obtain control or otherwise increase the cost of obtaining control of the Company.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the meeting is required for the adoption of an amendment to our Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 30,000,000 shares to 40,000,000 shares. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining whether there is a quorum.

Abstentions will not be voted, although they will be counted for purposes of determining whether there is a quorum. Therefore, an abstention will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, and thereby increases the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 SHARES TO 40,000,000 SHARES.

 PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT TO INCREASE SHARES AVAILABLE UNDER THE
                           2000 STOCK INCENTIVE PLAN

     On May 4, 2001, our board of directors adopted an amendment to the American Bank Note Holographics, Inc. 2000 Stock Incentive Plan (the "2000 Plan"), increasing the number of shares of our common stock available for issuance under the 2000 Plan from 750,000 to 1,350,000 shares, thereby making an additional 600,000 shares available for issuance upon exercise of stock options granted under the 2000 Plan (the "Amendment"). The Amendment is subject to approval of our stockholders. The board of directors believes that approval of the amendment will serve the best interests of our stockholders by providing us with a flexible vehicle through which we can offer stock options to members of our board of directors and to officers, employees, consultants or independent contractors who perform, or will perform, services for us and our affiliates.

     The primary features of the 2000 Plan are summarized below. The following discussion is qualified in its entirety by reference to the 2000 Plan and the Amendment.

DESCRIPTION OF THE 2000 PLAN

     - AVAILABLE SHARES. Subject to adjustment to reflect stock dividends and other capital changes, after giving effect to the Amendment, the maximum number of shares of our common stock that may be issued under the 2000 Plan shall not exceed 1,350,000 shares. The maximum number of shares with respect to which stock options may be granted under the Plan to any employee during any calendar year shall not exceed 400,000 shares. Shares subject to awards under the 2000 Plan that are canceled, expired or terminated and shares withheld to satisfy tax withholding obligations shall again be available for issuance under the 2000 Plan. Shares of common stock issued under the 2000 Plan may be either authorized and unissued shares or shares held by us in our treasury. The fair market value of our common stock as of June 11, 2001 was $2.35.

     - ADMINISTRATION. In general, the 2000 Plan will be administered by a committee appointed by our board of directors, or, if no committee is appointed, the board of directors. A Compensation Committee was formed in 2000 to administer the 2000 Plan, and all references to the committee in the description of the 2000 Plan shall be deemed to refer to the Compensation Committee. Subject to the provisions of the 2000 Plan, the Compensation Committee has the authority to grant options under the 2000 Plan, to interpret the provisions of the 2000 Plan, to fix and interpret the provisions of agreements governing options granted under the 2000 Plan and to take such other actions as may be necessary or desirable in order to carry out the provisions of the 2000 Plan.

     - TERM OF PLAN. The 2000 Plan became effective on August 4, 2000, and will terminate, unless terminated earlier by our board of directors, on August 4, 2010.

     - DISCRETIONARY STOCK OPTION GRANTS. Options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options which do not so qualify, i.e., non-statutory options, may be granted under the 2000 Plan. Incentive stock options may only be granted to employees of ABNH or any of our affiliates that qualify as "subsidiary" or "parent corporations" (within the meaning of Section 424 of the Code).

     The exercise price per share of an option may not be less than the fair market value of our common stock on the date of grant (or, in the case of an incentive stock option granted to an employee who owns stock possessing more than 10% of the combined voting power of all classes of our stock or any subsidiary or parent, 110% of the fair market value).

     All options will, unless sooner terminated, expire not more than ten years (or, in the case of an incentive stock option granted to a 10% stockholder, not more than five years) from the date of grant. The committee has the discretion to determine the vesting and other restrictions on the exercise of an option and/or upon the disposition of stock acquired upon the exercise of an option. Unless the committee determines otherwise, upon the termination of a participant's employment or other service with us and our affiliates, the participant will generally have ninety days to exercise all options that are exercisable on the termination date. In the event of a termination due to death, disability or retirement, the participant or the participant's beneficiary, as applicable, will generally have one year to exercise all options that are exercisable on the termination date. If, however, a participant is terminated by us or our affiliates for cause (or at a time when cause exists), then all options held by the participant will immediately terminate and cease to be exercisable.

     Payment for shares acquired upon the exercise of an option may be in cash, certified or bank check and/or such other form of payment as may be permitted by the committee from time to time.

     - AUTOMATIC STOCK OPTION GRANTS TO NON-EMPLOYEE DIRECTORS. Under the 2000 Plan, each individual who is appointed or elected to the board of directors as a non-employee director is automatically granted an option to purchase 25,000 shares of common stock. Each such option has a ten-year term and an exercise price equal to the fair market value of the common stock on the date of grant. While serving on the board, a director's options vest and become exercisable with respect to 20% of the total option shares on the first anniversary of the grant of the options and for an additional 20% of the total option shares upon each succeeding anniversary until the option is fully exercisable at the end of the fifth year. However, if a non-employee director's service is involuntarily terminated in connection with or in anticipation of, a "change in control" (as described below), each option will immediately become fully vested and exercisable. Upon the termination of a non-employee director's service on our board of directors, such individual will generally have ninety days to exercise all options that are vested and exercisable on the termination date, or in the case of a termination due to death or disability, one year.

     No predetermined stock option grants are to be issued upon the approval of the amendment to the 2000 Plan. Accordingly, no information is available and no predetermined stock option grants to (i) any executive officer named in the Summary Compensation Table (see "Executive Compensation"), (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group, are to be issued upon the approval of the Amendment.

     - CHANGE IN CONTROL AND CAPITAL CHANGES. The 2000 Plan provides that upon a "change in control" of ABNH, each outstanding option will automatically accelerate and become fully vested and exercisable immediately prior to the change in control and terminate upon the occurrence of the change in control, unless such options are assumed or continued in full force. In general, "change in control" is defined as a merger or consolidation of ABNH in which we are not the surviving corporation or which results in the acquisition of all or substantially all of ABNH's outstanding common stock by a person or group, the sale or other disposition of all or substantially all of our assets or our stockholders' approval of a plan of complete liquidation or dissolution of ABNH.

     - AMENDMENT AND TERMINATION OF PLAN. Our board of directors may amend or terminate the 2000 Plan at any time, provided that no such action will adversely affect the rights of the holder of any outstanding option without his or her consent. Except in the case of a recapitalizaton of our common stock or change in control of ABNH, any amendment which increases the aggregate number of shares of common stock that may be issued under the 2000 Plan or modifies the class of employees eligible to receive options under the 2000 Plan will be subject to approval of our stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     In general, the holder of a non-statutory option will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of our common stock at such time over the exercise price. We will generally receive a corresponding tax deduction at such time. Upon a later sale of the common stock, the optionee will recognize capital gain or loss equal to the difference between the sale price and the sum of the exercise price plus the amount of ordinary income recognized on the exercise.

     The holder of an incentive stock option will not recognize taxable income upon the grant or exercise of the option (although, upon exercise, the option spread is includable as income for purposes of the alternative minimum tax). If the common stock acquired upon exercise of an incentive stock option is sold or otherwise disposed of within two years from the grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the ordinary income that would have been recognized upon exercise if the option had been a non-statutory option, and we will generally receive a corresponding deduction. Any remaining gain is treated as capital gain.

     If the common stock acquired pursuant to the exercise of an incentive stock option is held for at least two years from the grant date and one year from the exercise date and the optionee is employed by us at all times beginning on the grant date and ending on the date three months (or, in the case of disability, one year) prior to the exercise date, then all gain or loss realized upon the sale will be capital gain or loss and we will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

     In general, Section 162(m) of the Code denies a publicly-held corporation a deduction for federal income tax purposes for compensation paid in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Although the 2000 Plan has been designed so that options will qualify for an exception from the deduction limitation, it is possible that compensation realized under the 2000 Plan will not be deductible by us.

     ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE FOLLOWING RESOLUTION:

     RESOLVED, THAT THE TOTAL NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK WHICH MAY BE ISSUED UNDER THE COMPANY'S 2000 STOCK INCENTIVE PLAN (THE "PLAN") SHALL BE INCREASED TO 1,350,000 SHARES AND SHALL BE SUBJECT TO ADJUSTMENT BY THE BOARD OF DIRECTORS TO REFLECT STOCK DIVIDENDS, COMBINATIONS, AND SUBDIVISIONS OF THE COMMON STOCK, SO THAT THE FIRST SENTENCE OF SECTION 5 OF THE PLAN BE AMENDED TO READ IN ITS ENTIRETY AS
     FOLLOWS:

        "SUBJECT TO ADJUSTMENT AS PROVIDED IN SECTION 10, THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN SHALL NOT EXCEED 1,350,000 SHARES AND THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED UNDER THE PLAN TO ANY EMPLOYEE DURING ANY CALENDAR YEAR SHALL BE 400,000 SHARES."

VOTE REQUIRED.

     The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the meeting is required for the adoption of the proposed Amendment. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining whether there is a quorum. Abstentions will not be voted, although they will be counted for purposes of determining whether there is a quorum. Therefore, an abstention will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, and thereby increases the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE AMENDMENT TO THE 2000 INCENTIVE STOCK PLAN.

                PROPOSAL NO. 4 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     On August 1, 2000, we dismissed our prior independent auditors, Deloitte & Touche LLP. On July 31, 2000, our board of directors authorized the dismissal of Deloitte & Touche and retained Arthur Andersen LLP as our new independent public accountants, to serve for the year ending December 31, 2000. Our decision to change our auditors was recommended by our Audit Committee and our board of directors and was approved by our board of directors.

     Deloitte & Touche's report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to certain litigation) on our financial statements for the last fiscal year (i.e., the year ended December 31, 1999) contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During our last two fiscal years and the subsequent interim period, except as noted below, there were no disagreements between us and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

     ABNH and Deloitte & Touche were both defendants in a class action securities litigation previously pending in the United States District Court for the Southern District of New York and settled on October 24, 2000. On June 28, 2000, we announced that ABNH, along with certain other defendants in the litigation, entered into a Memorandum of Understanding ("MOU") which was an agreement in principle to settle the litigation. Deloitte & Touche was not a party to the MOU. On June 30, 2000, in anticipation of Deloitte & Touche's review of our second quarter interim financial information, Deloitte & Touche requested that we provide them with copies of all the agreements that we had entered into during the second quarter of 2000, including the MOU. We considered certain portions of the MOU not relating to financial matters sensitive in light of the ongoing litigation. On July 25, 2000, we offered to provide Deloitte & Touche with a copy of the MOU with those sensitive portions redacted. On July 25, 2000, Deloitte & Touche advised us that a redaction of any agreement, including the MOU, was unacceptable to them and constituted a scope restriction. Deloitte & Touche requested to meet with our audit committee on this topic. Deloitte & Touche advised us that they would not commence their review of the interim financial information for the six months ended June 30, 2000, which review was scheduled to begin on July 26, 2000, until they met with our audit committee. Deloitte & Touche did not meet with our audit committee. Our subsequent dismissal of Deloitte & Touche was not due to Deloitte & Touche's request for the MOU, and followed our decision to consider replacing our auditors in March 2000.

     None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to us within the last two fiscal years and the subsequent interim period.

     During the fiscal year ended December 31, 1999 and the subsequent interim period, we did not consult Arthur Andersen regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

     We requested that Deloitte & Touche furnish a letter addressed to the SEC stating that it agreed with the above statements relating to Deloitte & Touche with respect to our fiscal year ended December 31, 1999 and the subsequent interim period. A copy of this letter was filed as Exhibit 16.1, as part of an amendment to our Form 8-K, dated August 15, 2000, on August 16, 2000.

     A representative of Deloitte & Touche is not expected to be present at the annual meeting.

     Subject to ratification by the shareholders, the Board of Directors has reappointed Arthur Andersen as independent public accountants to audit our financial statements for the year ending December 31, 2001.

     A representative of Arthur Andersen is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

VOTE REQUIRED

     While stockholder ratification is not required for the selection of Arthur Andersen, as the board of directors is responsible for selecting our independent auditors, we are submitting this selection for ratification at the annual meeting with a view toward soliciting the stockholder opinion, which will be taken into consideration in future deliberations.

     The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the meeting is required for the ratification of our appointment of Arthur Andersen as our independent accountants. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining whether there is quorum. Abstentions will not be voted, although they will be counted for purposes of determining whether there is a quorum. Therefore, an abstention will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, and thereby increases the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR SELECTION OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                         COMPARATIVE STOCK PERFORMANCE

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

     The graph compares our performance from July 20, 1998, the date that our common stock started trading on the New York Stock Exchange, through December 31, 2000, against the performance of the Russell 2000 Index and our peer group for the same period. The peer group represented in the graph includes the corporations (other than ABNH) that are in the Business Services Group and who make up our SIC Code Index, a published index of which our group code is 3398.

                        COMPARE CUMULATIVE TOTAL RETURN
                  AMONG AMERICAN BANK NOTE HOLOGRAPHICS, INC.,
                     RUSSELL 2000 INDEX AND SIC CODE INDEX
[LINE GRAPH]

                                                   AMERICAN BANK NOTE
                                                   HOLOGRAPHICS, INC.            SIC CODE INDEX            RUSSELL 2000 INDEX
                                                   ------------------            --------------            ------------------
7/20/98                                                  100.00                      100.00                      100.00
12/31/98                                                 205.88                       84.37                      100.79
12/31/99                                                  18.71                       81.53                      120.54
12/31/00                                                  15.41                      113.95                      115.34

                     ASSUMES $100 INVESTED ON JULY 20, 1998
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2000

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP were our independent accountants during the 2000 fiscal year and will serve in that capacity in the 2001 fiscal year. A representative of Arthur Andersen is expected to be present at the meeting (either in person or by telephone) where he will be available to respond to appropriate questions and have the opportunity to make a statement if he so desires. Please refer to Proposal No. 4, "Ratification of Appointment of Independent Public Accountants," for more information.

                       STOCKHOLDER PROPOSALS FOR OUR 2002
                          ANNUAL STOCKHOLDERS' MEETING

     We must receive all stockholder proposals that are intended to be included in our proxy statement for our 2002 annual meeting of stockholders no later than March 21, 2002 at American Bank Note Holographics, Inc., 399 Executive Boulevard, Elmsford, NY 10523, Attention: Alan Goldstein.

                                 OTHER MATTERS

     We do not know of any matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

     Proxies will be solicited by mail and may also be solicited in person or by telephone by some of our regular employees.

                                          By order of the board of directors

                                          /s/ Alan Goldstein







                                          Alan Goldstein
                                          Secretary

Elmsford, New York

July 3, 2001

                      AMERICAN BANK NOTE HOLOGRAPHICS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 10, 2001


      Kenneth H. Traub and Alan Goldstein, and each of them, as the true and lawful proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of common stock of American Bank Note Holographics, Inc. held of record by the undersigned on June 28, 2001, at the annual meeting of stockholders to be held at 10:00 a.m. (local time) on August 10, 2001, at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York 10604, and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NOS. 2, 3 AND 4.

[X]  PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2, 3 AND 4.

                                       FOR          WITHHOLD
                                     all listed     authority
                                     nominees       to vote
                                     (except as     for the
                                     marked to      listed
                                    the contrary    nominee
                                      below)
Proposal No. 1 - Election               [ ]          [ ]         Nominees: Kenneth H. Traub
of Directors                                                               Salvatore F. D'Amato
                                                                           Stephen A. Benton
                                                                           Fred J. Levin
                                                                           Douglas A. Crane
Instructions:  To withhold
authority to vote for any
individual nominee(s), write
that nominee(s) name on the
line provided below.



--------------------------------

                                           FOR        AGAINST       ABSTAIN
Proposal No. 2 - Proposal to               [ ]          [ ]           [ ]
   amend the American Bank Note
   Holographics, Inc. Amended and
   Restated Certificate of
   Incorporation to increase the
   number of authorized shares of
   common stock from 30,000,000
   shares to 40,000,000 shares.

Proposal No. 3 - Proposal to               [ ]          [ ]           [ ]
   amend the American Bank Note
   Holographics, Inc. 2000 Stock
   Incentive Plan to increase the
   number of shares from 750,000
   shares to 1,350,000 shares.

Proposal No. 4 - Proposal to               [ ]          [ ]           [ ]
   ratify the board of directors'
   selection of Arthur Andersen LLP
   as independent public accountants.


      Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

      THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH.

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



________________________________    DATE ______________________, 2001
          SIGNATURE


________________________________    DATE ______________________, 2001
  SIGNATURE IF HELD JOINTLY

IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. EACH JOINT OWNER SHALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.